UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2021

AGROFRESH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-36316	46-4007249
(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 12, 2021, the Board of Directors (the “Board”) of AgroFresh Solutions, Inc. (the “Company”) appointed Clinton A. Lewis, Jr. as the Company’s Chief Executive Officer and as a member of the Board, replacing Jordi Ferre. Mr. Ferre is expected to continue as an employee of the Company through May 7, 2021, and his departure as Chief Executive Officer was not the result of any dispute or disagreement with the Company.

Mr. Lewis, age 54, brings 30-plus years of experience in the life sciences space, having served in a number of national and international leadership roles at Pfizer Inc. (NYSE: PFE) and Zoetis Inc. (NYSE: ZTS), the world’s largest animal health company, that was spun off by Pfizer in 2013. Mr. Lewis most recently served as executive vice president and group president responsible for international operations, commercial development and global genetics at Zoetis. Prior to that role, Mr. Lewis served at Zoetis as president of international operations from 2015 to 2018 and as president of U.S. operations from 2013 to 2015. Prior to the formation of Zoetis, Mr. Lewis served as president of U.S. operations at Pfizer Animal Health, which he joined in 2007. Mr. Lewis first joined Pfizer in 1988 in the human health pharmaceutical segment and held positions of increasing responsibility in various commercial operations and general management roles. He formerly served as chairman of the board for the Animal Health Institute (AHI), an industry trade association in the U.S., and as treasurer for the International Federation for Animal Health (IFAH), the industry trade association in Europe. Mr. Lewis serves on the boards of directors of The International Paper Company (NYSE: IP) and Covis Pharma, a human health specialty pharmaceutical company. Mr. Lewis holds a B.S. from Fairfield University and an M.B.A. from Fairleigh Dickinson University.

In connection with his appointment, Mr. Lewis and the Company entered into an employment agreement (the “Employment Agreement”) and a change in control executive severance agreement (the “CIC Agreement”), each dated as of April 12, 2021. Pursuant to the Employment Agreement, Mr. Lewis will serve as Chief Executive Officer of the Company, reporting to the Board, for an initial term of three years commencing on the Effective Date, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term. Mr. Lewis will also serve on the Board pursuant to the Employment Agreement.
Mr. Lewis will receive an initial base salary of $600,000 per year, subject to annual reviews and potential increases, in the discretion of the compensation committee of the Board (the “Compensation Committee”). Mr. Lewis will also be entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives to be established by the Compensation Committee each year. For calendar year 2021, Mr. Lewis’s annual bonus will not be pro-rated based on the portion of the year that Mr. Lewis is employed by the Company.

Pursuant to the Employment Agreement, Mr. Lewis will be entitled to receive initial grants of equity awards under the Company’s 2015 Incentive Compensation Plan (the “Plan”) consisting of (i) restricted stock units having a value of $750,000 based on the Company’s closing stock price on the date of grant (the “Closing Stock Price”), and (ii) nonqualified stock options to purchase a number of shares of the Company’s common stock equal to $750,000 divided by a per option value calculated using a Black-Scholes valuation method, at an exercise price equal to the Closing Stock Price, in each case subject to vesting in three equal annual installments following the commencement of employment. In addition, commencing in 2021 and in each successive year of Mr. Lewis’ employment, he will be entitled to receive equity awards having a total target value of $1,500,000 on the date of grant, which for 2021 will be comprised 50% in time-vested restricted stock units and 50% in performance-based restricted stock units.
If Mr. Lewis’ employment under the Employment Agreement is terminated by the Company without “Cause” or by Mr. Lewis for “Good Reason” (as such terms are defined in the Employment Agreement), or if the Company elects not to extend the term of employment under the Employment Agreement beyond the then-current term, the Company will be obligated to pay to Mr. Lewis (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, (iii) a portion of any annual bonus payable to him on account of the calendar year in which his employment is terminated, if and when earned, pro-rated for the period of the year during which Mr. Lewis was employed by the Company, and (iv) the cost of his and his dependents’ coverage under COBRA for an 18-month period. The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Lewis’ execution of a release of all claims against the Company, and such release having become irrevocable.
The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for 12 months thereafter.

Pursuant to the CIC Agreement, if Mr. Lewis’ employment is terminated other than for Cause or if the executive resigns for Good Reason during the period commencing 60 days prior to and ending 24 months following a change in control of the Company, Mr. Lewis will be entitled to certain severance benefits, consisting of the following (in addition to any accrued salary and benefits through the date of termination, but in lieu of any severance benefits payable under the Employment Agreement): (i) an amount equal to two and a half times the sum of (a) Mr. Lewis’ annual base salary then in effect and (b) the target bonus amount payable to Mr. Lewis under the Company’s annual performance bonus program for the fiscal year of the Company in which the date of termination occurs (the “Annual Bonus Target”); (ii) a portion of the Annual Bonus Target for the calendar year in which Mr. Lewis’ employment is terminated, pro-rated for the period of the year during which he was employed by the Company; and (iii) and Company-paid continuation healthcare coverage for 18 months after the termination date. The term of the CIC Agreement is for a period of three years and will be automatically renewed for additional one-year periods unless either party gives notice of non-renewal 60 days prior to the end of the then-current term.
The foregoing descriptions of the Employment Agreement and the CIC Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Employment Agreement and the CIC Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On April 12, 2021, the Company issued a press release regarding the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Employment Agreement, dated April 12, 2021, between the Company and Clinton Lewis.
10.2	Change in Control Executive Severance Agreement, dated April 12, 2021, between the Company and Clinton Lewis.
10.3	Press Release issued by the Company on April 12, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 12, 2021

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel